Exhibit 99.1


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Seedbiotics, L.L.C.
Caldwell, Idaho


     We have audited the accompanying balance sheet of Seedbiotics, L.L.C. as of December 31, 1998, and the related statements of operations and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seedbiotics, L.L.C. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                Ripley Doorn & Company, P.L.L.C.



Caldwell, Idaho
March 5, 1999

                               SEEDBIOTICS, L.L.C.
                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                     ASSETS


CURRENT ASSETS:
     Cash                                                           $    76,341
     Accounts receivable - net                                        1,093,163
     Inventory                                                          205,975
     Employee travel advances                                             2,000
     Prepaid expenses                                                     2,725
                                                                    -----------

           Total current assets                                       1,380,204
                                                                    -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
     Machinery and equipment                                          1,559,905
     Furniture and fixtures                                              61,988
     Vehicles                                                            91,064
     Leasehold improvements                                              26,337
     Construction in progress                                           249,882
                                                                    -----------

           Total                                                      1,989,176

     Less accumulated depreciation                                     (600,366)
                                                                    -----------

           Equipment and leasehold improvements - net                 1,388,810

OTHER ASSETS:
     Patent in progress                                                   9,258
     Other                                                                1,831
                                                                    -----------

           Total other assets                                            11,089
                                                                    -----------

               TOTAL ASSETS                                         $ 2,780,103
                                                                    ===========

                       See notes to financial statements.

                                LIABILITIES AND
                                MEMBERS' EQUITY


CURRENT LIABILITIES:
    Accounts payable                                                  $  143,770
    Accrued liabilities:
        Payroll                                                          136,831
        Payroll taxes                                                     19,881
        Property taxes                                                    11,240
        Paid time off                                                     15,174
                                                                      ----------

           Total current liabilities                                     326,896

MEMBERS' EQUITY:
    AgriBioTech, Inc.                                                  1,226,604
    Research Seeds, Inc.                                               1,226,603
                                                                      ----------

           Total members' equity                                       2,453,207
                                                                      ----------










           TOTAL LIABILITIES AND MEMBERS' EQUITY                      $2,780,103
                                                                      ==========

                       See notes to financial statements.

                              SEEDBIOTICS, L.L.C.

                  STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                           % OF
                                                         AMOUNT            SALES
                                                      -----------         ------


SALES                                                 $ 4,518,707         100.0%
                                                      -----------         ------

COST OF SALES:
    Direct plant expenses                               1,381,164          30.5
    Indirect plant expenses                               437,525           9.7
                                                      -----------         ------

        Total cost of sales                             1,818,689          40.2
                                                      -----------         ------

GROSS PROFIT                                            2,700,018          59.8
                                                      -----------         ------

OPERATING  EXPENSES:
    Administrative                                        445,048           9.9
    Marketing                                             406,634           9.0
    Research and development                              244,703           5.4
                                                      -----------         ------

        Total operating expenses                        1,096,385          24.3
                                                      -----------         ------

INCOME FROM OPERATIONS                                  1,603,633          35.5
                                                      -----------         ------

OTHER EXPENSE:
    Interest expense                                          513
    Forfeiture of earnest money                            25,000            .6
                                                      -----------         ------

        Other expense                                      25,513            .6
                                                      -----------         ------

NET INCOME                                              1,578,120          34.9%
                                                                          ======

MEMBERS' EQUITY, BEGINNING
    OF YEAR                                             2,020,835

DISTRIBUTIONS TO MEMBERS                               (1,145,748)
                                                      -----------

MEMBERS' EQUITY, END OF
    YEAR                                              $ 2,453,207
                                                      ===========

                       See notes to financial statements.

                               SEEDBIOTICS, L.L.C.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                      $ 1,578,120
    Adjustment to reconcile net income
        to net cash provided by
        operating activities:
           Depreciation and amortization                                230,524
           Provision for losses on accounts receivable                  (23,909)
        (Increase) decrease in:
           Accounts receivable                                         (220,949)
           Inventory                                                    (48,157)
           Employee advances                                               (335)
           Prepaid expenses                                               8,009
        Increase (decrease) in:
           Accounts payable                                             (49,134)
           Accrued payroll                                               21,333
           Accrued payroll taxes                                            704
           Accrued property taxes                                           873
           Accrued paid time off                                         15,174
                                                                    -----------

               Net cash provided by operating activities              1,512,253
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                              (509,282)
    Expenditures on patents                                              (9,258)
                                                                    -----------

               Net cash used in investing activities                   (518,540)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to members                                         (1,145,748)
                                                                    -----------

               Net cash used in financing activities                 (1,145,748)
                                                                    -----------

NET DECREASE IN CASH                                                   (152,035)

CASH, BEGINNING OF YEAR                                                 228,376
                                                                    -----------

CASH, END OF YEAR                                                   $    76,341
                                                                    ===========

                       See notes to financial statements.

                              SEEDBIOTICS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Seedbiotics, L.L.C. is engaged in the custom coating of seed. The Company is owned by AgriBioTech, Inc. and by Research Seeds, Inc., which is wholly owned by Land O'Lakes, Inc. All seed processed by the Company is owned by the contracting customers. The Company has operations in Caldwell, Idaho and St. Joseph, Missouri. To comply with the requirements of operating as an L.L.C., the Company must select a dissolution date. In accordance with those requirements the Company has elected to be dissolved on December 31, 2045, unless the term is extended by an amendment to the Operating Agreement.

Basis of Accounting

The Company's records are maintained on the accrual basis, both for financial and for income tax reporting purposes.

Revenue Recognition

The Company recognizes income once a coating order is complete. There were no coating orders in progress as of December 31, 1998.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. A significant portion of the accounts receivable are from members of the Company. (See Note 2)

Inventory

Inventory  consists  of  raw  material  used  in the  custom  coating  of  seed.
Inventories are valued at lower of cost or market on a first-in, first-out basis.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of leasehold improvements is the life of the lease, while the estimated useful life of equipment, fixtures and vehicles range from 5 to 12 years. Total depreciation and amortization expense for the year ended December 31, 1998 was $230,524. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                               SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is a limited liability company. All income taxes are paid by the L.L.C. members on their distributive share of net profits. Therefore, the Company has not made a provision for these income taxes.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Research and Development

The Company is involved in the research and development of new products and variations of its current products. Personnel, research facility, and overhead costs are allocated to the research and development activities of the Company. Research and development costs are expensed as incurred.

2.  ACCOUNTS RECEIVABLE

At December 31, 1998, accounts receivable consisted of the following:

Trade receivables                                                   $ 1,108,163
Allowance for doubtful accounts                                         (15,000)
                                                                    -----------

Trade receivables - net                                             $ 1,093,163
                                                                    ===========

At December 31, 1998, accounts receivable from member companies and companies controlled by the members were $854,961.

3.  SUPPLEMENTAL STATEMENT OF CASH FLOWS DISCLOSURES

The Company paid $513 during the year ended December 31, 1998 for interest.

                              SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


4.  LEASE COMMITMENTS

The Company leases its head office, warehouse space, research facility, and two vehicles. Lease periods are from two (2) to fifteen (15) years and the research facility lease contains a renewal option. The research facility lease is adjustable annually based on the Consumer Price Index for urban consumers. Future minimum lease payments for all leases are as follows:

                                                       1999             $ 79,835
                                                       2000               63,811
                                                       2001               63,154
                                                       2002               59,954
                                                       2003               50,352
Remainder                                                                339,876
                                                                        --------

Total minimum obligations                                               $656,982
                                                                        ========

The company also leases equipment and warehouse space on a short-term basis. (See Note 7 for lease arrangements with related parties.)

Total rent expense for all facility and equipment leasing arrangements for the year was $113,424.

5.  INFORMATION REGARDING MAJOR SUPPLIERS

Purchases for the year ended December 31, 1998, include direct materials purchases from major suppliers of $332,040, $168,475, and $118,902, representing 41%, 21%, and 15% of total direct material costs, respectively.

6.  INFORMATION REGARDING MAJOR CUSTOMERS

Sales for the year ended December 31, 1998, include sales to a major non-related customer of approximately 12% of total sales. (See Note 7 for information regarding sales to related parties.)

7.  RELATED PARTIES

The Company uses the payroll and benefit services of Land O'Lakes, Inc., the majority owner of one of the members. Land O'Lakes, Inc. pays all of the related payroll taxes, health insurance, and other employee benefits, collectively called payroll burden, and Seedbiotics, L.L.C. reimburses them for their share of those costs. During the year ended December 31, 1998, the Company paid $1,094,510 to Land O'Lakes for payroll and payroll burden. The employees of Seedbiotics, L.L.C. are eligible to participate in the employee retirement plans sponsored by Land O'Lakes, Inc. At December 31, 1998 the payroll expense and the related payroll burden included in accounts payable was $91,256.

                              SEEDBIOTICS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


7.  RELATED PARTIES (CONTINUED)

Revenues are derived as a result of transactions with the members of the Company or with companies related to the members of the Company. During the year ended December 31, 1998, sales with these companies comprised approximately 59% of the gross revenues of the Company. All sales to related companies are at prices equivalent to those charged to all Seedbiotics, L.L.C. customers. Accounts receivable from related companies are settled in the same manner as with any customer receivable.

The Company leases manufacturing space on a month-to-month basis from one of the members of the Company. During the year ended December 31, 1998, total rent paid to this member was $12,600.

8.  CONSTRUCTION IN PROGRESS

As of December 31, 1998, construction in progress consists of equipment not yet placed in service and components related to a coating line that will be built in the future.

Equipment not in service - Caldwell site                                $  5,592
New coating line                                                         244,290
                                                                        --------

         Total                                                          $249,882
                                                                        ========

Management estimates that significant expenditures will be required to put the new line in service. Total costs required to put the line in service will depend upon where management elects to install the line.

9.  LICENSE

Seedbiotics, L.L.C. pays the United States Department of Agriculture (USDA) an annual licensing fee for a new product they are developing. During the year ended December 31, 1998, the Company paid the USDA $3,070. This fee is a "transfer of technology" surcharge. When the new product is sold commercially, the Company will pay the USDA a royalty equal to 3% of the sales of this product.

                               SEEDBIOTICS, L.L.C.

                                  BALANCE SHEET
                                DECEMBER 31, 1997
                                   (UNAUDITED)


                                     ASSETS

CURRENT ASSETS:
    Cash                                                            $   228,376
    Accounts receivable                                                 848,305
    Inventory                                                           157,818
    Employee travel advances                                              1,665
    Prepaid expenses                                                     10,734
                                                                    -----------

           Total current assets                                       1,246,898
                                                                    -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
    Machinery and equipment                                           1,307,266
    Furniture and fixtures                                               37,413
    Vehicles                                                             55,012
    Leasehold improvements                                               20,892
    Construction in progress                                             59,313
                                                                    -----------

           Total                                                      1,479,896

    Less accumulated depreciation                                      (370,759)
                                                                    -----------

           Equipment - net                                            1,109,137
                                                                    -----------

OTHER ASSETS                                                              2,746
                                                                    -----------

               TOTAL ASSETS                                         $ 2,358,781
                                                                    ===========

                       See notes to financial statements.

                                 LIABILITIES AND
                                 MEMBERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                  $  192,904
    Accrued liabilities:
        Payroll                                                          115,498
        Payroll taxes                                                     19,177
        Property taxes                                                    10,367
                                                                      ----------

           Total current liabilities                                     337,946
                                                                      ----------

MEMBERS' EQUITY
    AgriBioTech, Inc.                                                  1,010,418
    Research Seeds, Inc.                                               1,010,417
                                                                      ----------
           Total members' equity                                       2,020,835
                                                                      ----------


           TOTAL LIABILITIES AND MEMBERS' EQUITY                      $2,358,781
                                                                      ==========

                       See notes to financial statements.

                               SEEDBIOTICS, L.L.C.

                   STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                                           % OF
                                                            AMOUNT        SALES
                                                         -----------      ------
SALES                                                    $ 3,607,229      100.0%

COST OF SALES:
    Direct plant expenses                                  1,255,853       34.8
    Indirect plant expenses                                  372,746       10.3
                                                         -----------      -----

        Total cost of sales                                1,628,599       45.1
                                                         -----------      -----

GROSS PROFIT                                               1,978,630       54.9
                                                         -----------      -----

OPERATING  EXPENSES:
    Administrative                                           320,584        8.9
    Marketing                                                207,284        5.8
    Research and development                                 140,856        3.9
                                                         -----------      -----

        Total operating expenses                             668,724       18.6
                                                         -----------      -----

INCOME FROM OPERATIONS                                     1,309,906       36.3
                                                         -----------      -----

OTHER INCOME (EXPENSE):
        Interest income                                        1,206
        Interest expense                                        (365)
                                                         -----------

           Other income - net                                    841

NET INCOME                                                 1,310,747       36.3%
                                                                          =====

MEMBERS' EQUITY, BEGINNING
    OF YEAR                                                1,459,278

DISTRIBUTIONS TO MEMBERS                                    (749,190)
                                                         -----------

MEMBERS' EQUITY, END OF
    YEAR                                                 $ 2,020,835
                                                         ===========

                       See notes to financial statements.

                               SEEDBIOTICS, L.L.C.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                         $ 1,310,747
    Adjustment to reconcile net income
        to net cash provided by
        operating activities:
           Depreciation and amortization                   194,589
        Increase in:
           Accounts receivable                            (403,302)
           Inventory                                       (60,918)
           Employee advances                                  (665)
           Prepaid expenses                                 (5,925)
        Increase in:
           Accounts payable                                 38,947
           Accrued payroll                                  73,237
           Accrued payroll taxes                            12,165
           Accrued property taxes                            5,080
                                                       -----------

               Net cash provided by operating
                   activities                            1,163,955
                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                 (177,366)
                                                       -----------

               Net cash used in investing activities      (177,366)
                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on capital lease obligations         (5,618)
    Distributions to members                              (749,190)
    Principal payments on members' note payable            (62,000)
                                                       -----------

               Net cash used in financing activities      (816,808)
                                                       -----------

NET INCREASE IN CASH                                       169,781

CASH, BEGINNING OF YEAR                                     58,595
                                                       -----------

CASH, END OF YEAR                                      $   228,376
                                                       ===========

                       See notes to financial statements.

                               SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Seedbiotics, L.L.C. is engaged in the custom coating of seed. The Company is owned by AgriBioTech, Inc. and by Research Seeds, Inc., which is wholly owned by Land O'Lakes, Inc. All seed processed by the Company is owned by the contracting customers. The Company has operations in Caldwell, Idaho and St. Joseph, Missouri. To comply with the requirements of operating as an L.L.C., the Company must select a dissolution date. In accordance with those requirements the Company has elected to be dissolved on December 31, 2045, unless the term is extended by an amendment to the Operating Agreement.

Basis of Accounting

The Company's records are maintained on the accrual basis, both for financial and for income tax reporting purposes.

Revenue Recognition

The Company recognizes income once a coating order is complete. There were no coating orders in progress as of December 31, 1997.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all investment instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. A significant portion of the accounts receivable are from members of the Company. (See Note 3)

Inventory

Inventory  consists  of  raw  material  used  in the  custom  coating  of  seed.
Inventories are valued at lower of cost or market on a first-in, first-out basis.

Equipment and Leasehold Improvements

Equipment and leasehold Improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of leasehold improvements is the life of the lease, while the estimated useful life of equipment, fixtures and vehicles range from 5 to 12 years. Total depreciation and amortization expense for the year ended December 31, 1997 was $193,673. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company is a limited liability company. All income taxes are paid by the L.L.C. members on their distributive share of net profits. Therefore, the Company has not made a provision for these income taxes.

                               SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

2.  CASH

At December 31, 1998, the carrying amount of the Company's cash and cash equivalents was $228,376 and the bank balance was $352,115. Of this bank balance, $100,000 was covered by federal depository insurance and $252,115 was uninsured and uncollateralized.

3.  ACCOUNTS RECEIVABLE

At December 31, 1997, accounts receivable consisted of the following:

Trade  receivables                               $ 887,214
Allowance  for doubtful  accounts                  (38,909)
                                                 ---------

Trade receivables - net                          $ 848,305
                                                 =========

At December 31, 1997, accounts receivable from member companies and companies controlled by the members were $311,630.

4.  SUPPLEMENTAL STATEMENT OF CASH FLOWS DISCLOSURES

The Company paid $365 during the year ended December 31, 1997 for interest.

5.  LEASE COMMITMENTS

The Company leases its head office, warehouse space, research facility, and a vehicle for a salesperson. Lease periods are from two (2) to fifteen (15) years and the research facility lease contains a renewal option. The research facility lease is adjustable annually based on the Consumer Price Index for urban consumers. Future minimum lease payments for all leases are as follows:

                               SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


5.  LEASE COMMITMENTS (CONTINUED)

1998                                                   $      72,552
1999                                                          71,752
2000                                                          62,952
2001                                                          62,952
2002                                                          59,802
Remainder                                                    390,228
                                                       -------------

Total minimum obligations                              $     720,238
                                                       =============

The company also leases various pieces of equipment and storage space on a short-term basis. (See Note 7 for lease arrangements with related parties.)

Total rent expense for all facility and equipment leasing arrangements for the year was $87,355.

6.  INFORMATION REGARDING MAJOR SUPPLIERS

Purchases for the year ended December 31, 1997, include direct materials purchases from major suppliers of $267,611, $149,396, and $93,078, representing 34%, 19%, and 12% of total direct material costs, respectively.

7.  RELATED PARTIES

The Company leases its employees from Land O'Lakes, Inc., the majority owner of one of the members. Land O'Lakes, Inc. pays all of the related payroll taxes, health insurance, and other employee benefits, collectively called payroll burden, and Seedbiotics, L.L.C. reimburses them for their share of those costs. The employees of Seedbiotics, L.L.C. are eligible to participate in the employee retirement plans sponsored by Land O'Lakes, Inc. At December 31, 1997 the payroll expense and the related payroll burden included in accounts payable was $107,451.

Revenues are derived as a result of transactions with the members of the Company or with companies owned or controlled by the members of the Company. during the year ended December 31, 1997, sales with these companies comprised approximately 55% of the gross revenues of the Company. All sales to related companies are at prices equivalent to those charged to all Seedbiotics, L.L.C. customers. Current amounts receivable from related companies are settled in the same manner as with any customer receivable.

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

                               SEEDBIOTICS, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


7.  RELATED PARTIES (CONTINUED)

The Company leases manufacturing space on a month-to-month basis from one of the members of the Company. During the year ended December 31, 1997, total rent paid to this member was $12,600.

8.  CONSTRUCTION IN PROGRESS

As of December 31, 1997, construction in progress consists of equipment not yet placed in service and capitalized expenditures on a processing line being built as a pilot line for a new product. The amounts are as follows:

Assets not in service - Caldwell site                                $    5,592
Assets not in service - St. Joseph site                                   2,096
Pilot line                                                               51,625
                                                                     ----------

         Total                                                       $   59,313
                                                                     ==========

Management projects that the pilot line will be completed by the end of March, 1998, for an additional $15,000.

9.  LICENSE

Seedbiotics, L.L.C. pays the United States Department of Agriculture (USDA) an annual licensing fee for a new product they are developing. This fee is a "transfer of technology" surcharge. When the new product is sold commercially, the Company will pay the USDA a royalty equal to 3% of the sales of this product.
                                        8